UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 6, 2012

Health Discovery Corporation
(Exact name of registrant as specified in charter)

Georgia	333-62216	74-3002154
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 East Bryan Street, Suite 1500, Savannah, GA  31401
(Address of principal executive offices / Zip Code)

912-443-1987
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

 ITEM 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On December 6, 2012, the Board of Directors of Health Discovery Corporation (the “Company”) appointed two new members to the Board of Directors, replacing Dr. Maher Albitar and Mr. Curt Anderson. The two new members of the HDC Board of Directors are Mr. Sumio “Sumi” Takeichi and Dr. John Norris.

    Mr. Takeichi, 70, is a Japanese citizen who is a well-known and widely respected high-tech businessman in Japan and throughout Asia, who served as Director of Cangen Corporation, USA, Senior Corporate Advisor of Cangen Biotechnologies, Inc., and President of Cangen Japan.  Cangen Biotechnologies, Inc., a cancer-focused biotechnology company, developed and marketed diagnostic tests for early detection of cancer.  The company focused on the molecular diagnosis of cancer to enhance early detection, and on determination of sensitivity to chemotherapy. The company also developed chemosensitivity technologies to enhance the selection of cancer therapeutic regimes, as well as targeted drug and biologic cancer therapies, including vaccines.  Its strategic partners included Johns Hopkins University and JSR Corporation.  The company had research collaboration with Olympus Corporation to develop a hybrid DNA-based and protein-based diagnostic test for use in the early detection of lung cancer.

    Mr. Takeichi is a Former Director of the Mitsubishi Corporation which, with 60,000 employees, is one of the world’s largest corporations.  In addition, he served as Executive Vice President of the Mitsubishi International Corporation, New York, USA, Chief Representative for Mitsubishi International Corporation in Washington, D.C., General Manager of Mitsubishi Corporation, Tokyo, and Manager of Mitsubishi International GmbH, Dusseldorf, Germany.  Mr. Takeichi’s father and grandfather are both former senior leaders of the Mitsubishi Corporation, his grandfather having served as Chairman of the Board, and his father as President of a division of the company.  He currently serves as a corporate advisor of the Mitsubishi Corporation.

    In addition, Mr. Takeichi presently serves as the Senior Advisor to the Governor of Kanagawa Prefecture, Mr. Kuroiwa, as of February 1,2012.  Kanagawa Prefecture is Japan’s second largest state government, after Tokyo.  He also serves as a Special Advisor to the Japan Management Association (JMA), Japan’s largest management association; having more than 1,300 Tokyo Stock Exchange listed corporations as its members.  He also serves as a Principal Member of the Green Finance Corporation (GFC), and as a Principal Member of the Food, Drug, Device and Healthcare Strategic Service Corporation (FDDH SSC), as well as, Secretary General of FTRT (Financial Technology Roundtable among MOF, FSA, National Tax Bureau) in Tokyo, Japan.  Mr. Takeichi's previous positions include a three-year tenure as the Director of Marketing and Business Development at IFC (International Finance Corporation, part of the World Bank Group).  He also served as Chairman of the Cosmos Alliance Board in Washington, D.C., a US Bio Venture-Capital firm established by Dr. Frank Young, Former US FDA Commissioner, and Dr. John Norris, Former US Deputy FDA Commissioner,

    Mr. Takeichi received a B.A. in Economics from Keio University in 1966 and has since received advanced certification from the Japan Management Association and the Harvard Graduate School of Business.  He has also studied economics at the University of Paris.  He has also served on the faculty of international economics at both the University of Marquette (Milwaukee, Wisconsin), and the University of Paris.   Mr. Takeichi speaks Japanese, English, French, German and Chinese.

    Mr. Takeichi’s current focus is on the creation and globalization of advanced healthcare technology, especially software-based, healthcare-IT tools, platforms, and machines.  He brings new technological and business insights and knowledge, and a broad and deep range of contacts for potential customers and potential partners, to the Company.

    Dr. Norris, 67, is currently Executive Vice President, Chief Technology Officer, and Chief Regulatory Officer of Health Discovery Corporation and has served in that capacity for the past three years. He currently heads up the Company’s efforts in the non-molecular diagnosis applications.

    Dr. Norris is a Former Principal Deputy Commissioner (second-in-command) and Chief Operating Officer (COO) of the US FDA (Food and Drug Administration), where with Former FDA Commissioner, Dr. Frank Young, he co-led the last major reform of the FDA. This work was performed under the overall leadership of President Ronald Reagan, HHS Secretaries Margaret Heckler and Dr. Otis Bowen, FDA Commissioner Dr. Frank Young, Senator Orrin Hatch, and Congressman Paul Rogers.

    John was a Former Director and Co-Leader of the turnaround of Summit Technology (NASDAQ: BEAM), inventor of computer-driven (semi-automated) laser eye surgery.  The FDA approved Summit’s version of LASIK using the Summit Apex Plus Excimer Laser Workstation.  Alcon Laboratories Inc. (NYSE: ACL), the eye-products unit of Nestle, S.A., acquired Summit Technology Inc. for $893 million.  Summit Technology, based in Waltham, Massachusetts, had sales of $111 million.

    In addition, Dr. Norris was Corporate Executive Vice President and Worldwide Managing Director for Life Sciences Consulting at Hill & Knowlton.  With 83 offices in 46 countries, Hill and Knowlton is one of the world's largest marketing and management consulting firms.  It represents many of the world's premier healthcare, life sciences, and healthcare-IT companies

    Dr. Norris has been a Director of Ischemix, a developer of next generation heart medicines for advancing ischemia-reperfusion therapy.  In addition, he has been Chairman and CEO of Needlebot, a developer and manufacturer of a next generation software search engine for searching and analyzing “unstructured text” contained in many sources, including nurses' notes, doctors' notes, medical records, and clinical trial records at both the Internet and Enterprise levels, as well as, Chairman and CEO of Norris Capital, a corporate finance and holding company and a boutique legal, regulatory, financial, marketing, and management/strategy consulting firm.

    Dr. Norris was Chairman and CEO of FDDH (Food, Drug, Device, and Healthcare), a healthcare-delivery and healthcare-IT firm, and was Chairman and CEO of the Joseph D. Norris, Esq., Health Law and Public Policy Fund. The Joseph D. Norris, Esq., Health Law and Public Policy Fund supports university scholarships for health law and public policy student training

    He is also the Founder and Former Faculty-Editor-in-Chief and CEO of an academic journal, The American Journal of Law and Medicine, which he founded at Harvard, MIT, and Boston University, and which is now housed at Boston University.  Dr. Norris is the Former Chairman of Global MedChoices, which is developing a planned response to US healthcare reform at the convergence of three elements: (1) advanced healthcare-IT, (2) specialty surgical services, and (3) key medical tourism locations.

    Dr. Norris received a BA in Economics, with minors in Political Science and Chemical Engineering, from the University of Rochester, a JD with emphasis in health law, corporate law and international law from Cornell University Law School, an M.B.A. from Cornell University, S.C. Johnson Graduate School of Management, and a Graduate Certificate from Harvard University, Kennedy School of Government.  He is also a Former Harvard faculty member, where he taught health policy and management, including healthcare-IT, healthcare delivery system reform, and FDA reform.

Item 9.01.                      Financial Statements and Exhibits.
(a)           Not applicable
(b)           Not applicable
(c)           Not applicable
(d)           Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH DISCOVERY CORPORATION

Dated: December 10, 2012	By:	/s/ Mark A. Moore, Ph.D.
Chief Operating Officer